Trecora Resources Announces First Quarter 2022 Results • First quarter revenue of $83.2 million, an increase of 52.4% compared with the first quarter of 2021, driven by price and volume increases in both the Specialty Petrochemicals and Specialty Waxes segments. • First quarter net loss of $(0.4) million was significantly improved from $(4.4) million in the first quarter 2021. • First quarter Adjusted EBITDA of $5.8 million compared to $(0.1) million in the first quarter 2021. • Increasing full year Adjusted EBITDA guidance to a range between $28 million and $32 million from $27 million to $31 million previously. • Conference call at 11:00 am ET, May 5, 2022. SUGAR LAND, Texas, May 4, 2022 – Trecora Resources (“Trecora” or the “Company”) (NYSE: TREC), a leading provider of specialty hydrocarbons and specialty waxes, today announced financial results for the first quarter ended March 31, 2022. Executive Commentary “The first quarter of 2022 saw a continuation of the market dynamics Trecora experienced during the second half of 2021 as the Company recorded solid results driven by increased economic activity, which is supporting end market demand. Demand for solvents and specialty wax products, along with custom processing, remained strong during the first quarter, enabling Trecora to record top line growth of 52.4% compared to the first quarter of 2021. Specialty Petrochemical volumes improved 17.6% from the same period in the prior year, while wax volumes similarly grew 17%. Recall that last year’s volumes were significantly impacted by the Texas freeze event. Average Specialty Petrochemical sales prices rose 31.6% from the prior year period as Trecora continued to implement pricing increases in order to keep pace with input pricing. Custom processing revenues at TC improved more than 50% to $2.7 million for the first quarter of 2022 compared to the prior year period, while volumes of byproduct sales at SHR also expanded, gaining 45.2% from year-ago levels to 3.7 million gallons in the first quarter of 2022.” “We were particularly pleased to see volume growth in our Specialty Wax segment as input availability improved. That coupled with a favorable pricing environment yielded solid growth in segment revenue and Adjusted EBITDA in the first quarter of 2022,” stated Pat Quarles, Trecora’s President and Chief Executive Officer. Sami Ahmad, Trecora’s Chief Financial Officer stated, “The Specialty Petrochemicals segment had a strong first quarter, which included expenses associated with a large maintenance turnaround. The turnaround was completed safely and successfully. The costs for the turnaround were greater than expected and totaled approximately $2.4 million in the first quarter. We expect a further $0.4 of turnaround related costs in the second quarter.” “Rising natural gasoline feedstock costs in the first quarter, coupled with higher product pricing, had a negative impact on our working capital. Inventory build ahead of the SHR turnaround allowed us to utilize some lower cost inventory, on a relative basis, during the quarter thereby further enhancing margins. We ended the quarter with cash balance of $31.9 million and debt of $40.9 million. Operating cash flow for the quarter was a strong $7.7 million,” concluded Mr. Ahmad.

First Quarter 2022 Financial Results

Total revenue in the first quarter of 2022 was $83.2 million, compared to $54.6 million in the first quarter of 2021. The 52.4% year-over-year increase was primarily due to increased volume compared with last year's quarter which was negatively impacted by the Texas freeze event. Price increases in both operating segments, resulting from strong end market demand and higher feedstock costs, also contributed to the positive year over year comparison.

Gross profit in the first quarter of 2022 was $7.9 million, or 9.5% of total revenues, compared to $2.3 million, or 4.3% of total revenues, in the first quarter of 2021 and $6.2 million, or 8.4% of total revenues, in the fourth quarter of 2021.

Net loss in the first quarter of 2022 was $(0.4) million, or $(0.02)[1] per diluted share, compared to net loss of $(4.4) million, or $(0.18)[2] per diluted share, in the first quarter of 2021. Adjusted EBITDA was $5.8 million for the first quarter of 2022, compared with $(0.1) million in the first quarter of 2021.

Specialty Petrochemicals

Specialty Petrochemicals volume in the first quarter of 2022 was 20.2 million gallons, which increased from 17.2 million gallons in the first quarter of 2021. Prime product volume in the first quarter of 2022 was 16.6 million gallons, which increased from 14.7 million gallons in the first quarter of 2021. By-product sales volume was 3.7 million gallons in the first quarter of 2022. The increase in volume compared to last year was primarily due to the Texas freeze event. Specialty Petrochemicals gross revenue increased 53.7% year-over-year due to the combination of increased volumes coupled with higher product prices.

Specialty Petrochemicals net income was $1.8 million in the first quarter of 2022, compared to net income of $0.2 million in the first quarter of 2021. Adjusted EBITDA for Specialty Petrochemicals in the first quarter of 2022 was $5.9 million, compared to $2.6 million in the first quarter of 2021.

Dollar amounts in thousands/rounding may apply	**THREE MONTHS ENDED MARCH 31,**		
	2022	**2021**	**% Change**
Product sales	$69,090	$44,658	54.7%
Processing fees	1,488	1,254	18.7%
Gross revenues	$70,578	$45,912	53.7%
Operating income before depreciation and amortization	5,383	2,571	109.4%
Operating income (loss)	2,654	(231)	1,248.9%
Net income (loss) before taxes	2,362	(297)	895.3%
Depreciation and amortization	2,729	2,802	(2.6%)
Adjusted EBITDA(*)	5,889	2,569	129.2%
Capital expenditures	4,129	3,567	15.8%

(*) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Specialty Waxes

Specialty Waxes reported revenues of approximately $12.6 million in the first quarter of 2022, a 45.7% increase from the first quarter of 2021. Revenues included approximately $10.0 million of wax product sales in the first quarter of 2022, and processing revenues of $2.7 million. Wax revenues grew as higher selling prices combined with increased sales volumes. Wax sales volumes were 10.3 million pounds in the first quarter of 2022 compared to 8.8 million pounds in the first quarter 2021.

[1] Based on 23.6 million shares outstanding
[2] Based on 24.9 million shares outstanding

2

Specialty Waxes net income was $0.3 million in the first quarter of 2022, compared to a net loss of $(2.0) million in the first quarter of 2021. Adjusted EBITDA for Specialty Waxes in the first quarter of 2022 was $1.9 million, compared with $(0.5) million in the first quarter of 2021.

Processing fees were approximately $2.7 million in the first quarter of 2022, an increase of 50.9% from the first quarter of 2021. Processing fees in the first quarter of 2021 were negatively impacted by the Texas freeze event.

Dollar amounts in thousands/rounding may apply	**THREE MONTHS ENDED MARCH 31,**		
	2022	**2021**	**% Change**
Product sales	$9,971	$6,907	44.4%
Processing fees	2,665	1,766	50.9%
Gross revenues	$12,636	$8,673	45.7%
Operating income (loss) before depreciation and amortization	1,909	(481)	496.9%
Operating income (loss)	331	(1,957)	116.9%
Net income (loss) before taxes	324	(1,954)	116.6%
Depreciation and amortization	1,578	1,476	6.9%
Adjusted EBITDA(*)	1,902	(479)	497.1%
Capital expenditures	722	1,214	(40.5%)

(*) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Outlook

"Our first quarter was ahead of our guidance. Market conditions also continue to be consistent with our view when we introduced guidance last quarter and with that in mind, we are increasing our full year Adjusted EBITDA guidance to a range between $28 million and $32 million," concluded Mr. Quarles.

Earnings Call

Tomorrow's conference call, on May 5, 2022, at 11:00 am Eastern Time, will be simulcast live on the Internet, and can be accessed on the investor relations section of the Company's website at http://www.trecora.com/ or at https://edge.media-server.com/mmc/p/vi42iivi. A webcast replay of the call will also be available through the same link until May 5, 2023.

To participate via telephone, callers should dial in at least ten to fifteen minutes prior to the 11:00 am Eastern Time start; domestic callers (U.S. and Canada) should call +1-866-417-5724 or +1-409-217-8234 if calling internationally, using the conference ID 2060048. To listen to the playback, which will be available telephonically for 48 hours, please call 1-855-859-2056 if calling within the United States or 1-404-537-3406 if calling internationally. Use pin number 2060048 for the replay.

Use of Non-GAAP Measures

This earnings press release includes non-GAAP financial measures of EBITDA and Adjusted EBITDA and provides reconciliations from our most directly comparable GAAP financial measures to those measures.

We believe these financial measures provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We also believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical

3

4 cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, and not as a substitute for, analysis of our results under GAAP. We define EBITDA as net income (loss) plus interest expense, income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA net of the impact of items we do not consider indicative of our ongoing operating performance, including share-based compensation, gains or losses on disposal of assets, gains or losses on extinguishment of debt, costs for professional services associated with M&A and strategic initiatives and other non- recurring costs. These non-GAAP measures have been reconciled to the nearest GAAP measure for historical periods in the tables below entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.” However, the Company is unable to reconcile its expectations regarding Adjusted EBITDA for the full year 2022 to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Forward-Looking Statements Some of the statements and information contained in this press release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s financial position, business strategy and plans and objectives of the Company’s management for future operations and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “outlook,” “may,” “will,” “can,” “shall,” “should,” “could,” “expects,” “plans,” “anticipates,” “contemplates,” “proposes,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” “intend,” or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to the impacts of the COVID-19 pandemic on our business, financial results and financial condition and that of our customers, suppliers, and other counterparties; general economic and financial conditions domestically and internationally, including the impact of rising inflation and supply chain issues; the ongoing impact of geopolitical conflict; the impact of actions by activist stockholders; insufficient cash flows from operating activities; our ability to attract and retain key employees; feedstock and product prices; feedstock availability and our ability to access third party transportation; competition; industry cycles; natural disasters or other severe weather events, health epidemics and pandemics (including the COVID-19 pandemic) and terrorist attacks; our ability to consummate, and the costs associated with, extraordinary transactions, including acquisitions, dispositions and other business combinations, and realize the financial and strategic goals of such transactions; technological developments and our ability to maintain, expand and upgrade our facilities; regulatory changes; environmental matters; lawsuits; outstanding debt and other financial and legal obligations; difficulties in obtaining additional financing on favorable conditions, or at all; local business risks in foreign countries, including civil unrest and military or political conflict, local regulatory and legal environments and foreign currency fluctuations; and other risks detailed in our latest Annual Report on Form 10-K, including, but not limited to, “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein and in our other filings with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic and other natural disasters such as severe weather events. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this report and

5 the information included in our prior releases, reports and other filings with the SEC, the information contained in this report updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions, and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. About Trecora Resources (TREC) TREC owns and operates a specialty petrochemicals facility specializing in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities. Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA (212) 836-9626 jhellman@equityny.com

6 TRECORA RESOURCES AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS March 31, 2022 (unaudited) December 31, 2021 ASSETS (thousands of dollars, except par value) Current Assets Cash $ 31,937 $ 30,535 Trade receivables, net 33,572 32,811 Inventories 20,355 21,134 Prepaid expenses and other assets 3,396 4,313 Total current assets 89,260 88,793 Property, plant and equipment, net 186,029 185,521 Intangible assets, net 10,601 11,056 Lease right-of-use assets, net 7,305 8,170 TOTAL ASSETS 293,195 293,540 LIABILITIES Current Liabilities Accounts payable 12,387 12,075 Accrued liabilities 7,123 5,873 Current portion of long-term debt 4,194 4,194 Current portion of lease liabilities 3,085 3,227 Current portion of other liabilities 620 626 Total current liabilities 27,409 25,995 Long-term debt, net of current portion 36,658 37,707 Lease liabilities, net of current portion 4,202 4,923 Other liabilities, net of current portion 403 417 Deferred income taxes 24,771 24,525 Total liabilities 93,443 93,567 EQUITY Common stock - authorized 40 million shares of $0.10 par value; issued 25.1 million and 25.1 million in 2022 and 2021, respectively, and outstanding 23.7 million and 23.6 million in 2022 and 2021, respectively 2,508 2,499 Additional paid-in capital 63,406 63,260 Treasury stock, at cost (1.4 million shares) (11,486) (11,486) Retained earnings 145,324 145,700 Total equity 199,752 199,973 TOTAL LIABILITIES AND EQUITY 293,195 293,540

7 TRECORA RESOURCES AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS THREE MONTHS ENDED MARCH 31 (unaudited) 2022 2021 (thousands of dollars, except per share amounts) REVENUES Product sales $ 79,061 $ 51,565 Processing fees 4,153 3,020 83,214 54,585 OPERATING COSTS AND EXPENSES Cost of sales and processing (including depreciation and amortization of $4,079 and $4,055, respectively) 75,321 52,240 GROSS PROFIT 7,893 2,345 GENERAL AND ADMINISTRATIVE EXPENSES General and administrative 7,533 7,332 Depreciation 228 226 7,761 7,558 OPERATING INCOME (LOSS) 132 (5,213) OTHER INCOME (EXPENSE) Interest expense (283) (302) Miscellaneous income, net 69 110 (214) (192) INCOME (LOSS) BEFORE INCOME TAXES (82) (5,405) INCOME TAX (EXPENSE) BENEFIT (294) 1,001 NET INCOME (LOSS) (376) (4,404) Basic Earnings (Loss) per Common Share Net loss (dollars) $ (0.02) $ (0.18) Basic weighted average number of common shares outstanding 23,600 24,861 Diluted Earnings (Loss) per Common Share Net loss (dollars) $ (0.02) $ (0.18) Diluted weighted average number of common shares outstanding 23,600 24,861

TRECORA RESOURCES AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
EBITDA and Adjusted EBITDA
(Thousands of dollars; rounding may apply)

		THREE MONTHS ENDED 3/31/2022					THREE MONTHS ENDED 3/31/2021			
		SPEC. PETRO	SPEC. WAX	CORP	TREC		SPEC. PETRO	SPEC. WAX	CORP	TREC
NET INCOME (LOSS)	$	1,765	324	(2,465)	(376)	$	205	(1,954)	(2,655)	(4,404)
Interest expense		283	0	0	283		302	0	0	302
Income tax expense (benefit)		597	0	(303)	294		(486)	0	(515)	(1,001)
Depreciation and amortization		206	22	0	228		200	23	3	226
Depreciation and amortization in cost of sales		2,523	1,556	0	4,079		2,602	1,452	0	4,054
EBITDA		5,374	1,902	(2,768)	4,508		2,823	(479)	(3,167)	(823)
Stock-based compensation		0	0	524	524		0	0	571	571
Gain on disposal of assets		0	0	0	0		(254)	0	0	(254)
Costs for professional services associated with M&A and strategic initiatives		0	0	210	210		0	0	370	370
Other non-recurring costs		515	0	0	515		0	0	0	0
Adjusted EBITDA	$	5,889	1,902	(2,034)	5,757	$	2,569	(479)	(2,226)	(136)

8